                                                                    EXHIBIT 24.1



                                POWER OF ATTORNEY



        KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert S. Whitehead and Lawrence D. Muschek, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do the following:


        (1) execute a registration statement of Trega Biosciences, Inc., a Delaware corporation ("Trega"), which registration statement registers 150,000 shares of common stock of Trega (and related plan interests, if any) for issuance pursuant to the Amended and Restated 1996 Employee Stock Purchase Plan of Trega, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC"); and

        (2) execute any supplement or amendment to the foregoing, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC;


granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


Dated: August 25, 1998              /s/ Robert S. Whitehead
                                    -----------------------
                                        Robert S. Whitehead


Dated: August 25, 1998              /s/ James C. Blair
                                    ------------------
                                        James C. Blair


Dated: August 25, 1998              /s/ Harry D. Lambert
                                    --------------------
                                        Harry D. Lambert


Dated: August 25, 1998              /s/ Jeremy M. Levin
                                    -------------------
                                        Jeremy M. Levin


Dated: August 25, 1998              /s/ Lawrence D. Muschek
                                    -----------------------
                                        Lawrence D. Muschek


Dated: August 25, 1998              /s/ Harvey S. Sadow
                                    -------------------
                                        Harvey S. Sadow


Dated: August 25, 1998              /s/ Ronald R. Tuttle
                                    --------------------
                                        Ronald R. Tuttle


Dated: August 25, 1998              /s/ Anders P. Wiklund
                                    ---------------------
                                        Anders P. Wiklund